EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the "Report") of Wescorp Energy Inc. (the "Company") for the year ended December 31, 2008, each of Douglas Biles, the Chief Executive Officer, and Terry Mereniuk, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief: (1) the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2009	/s/Douglas Biles
Principal Executive Officer
Chief Executive Officer

Date: June 1, 2009	/s/ Terry Mereniuk
Principal Accounting Officer
Chief Financial Officer